8-K 1 form8-k.htm


UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2023


       UHF LOGISTICS GROUP, INC.


(Exact Name of Registrant as Specified in Charter)

Nevada
001-363598
84-2099590
(State or Other Jurisdiction
(Commission
(IRS Employer
of Incorporation)
File Number)
Identification No.)

150 East Palmetto Park Rd, Suite 800, Boca Raton Fl 334323
(Address of Principal Executive Offices)


(561) 465-7580
(Registrants Telephone Number, Including Area Code)


    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]






Item 1.01.	Entry into a Material Definitive Agreement.

General

      UHF Logistics Group, Inc is pleased to announce a strategic alliance has been executed which includes a commitment to purchase a $250 million of various carbon offset securities by an
institutional entity.   Further, parties have agreed to an
institutional investment, at the then current market price, of $25 million into common restricted stock of the Company.

      The parties anticipate the first $250,000,000 carbon offset purchase commitment shall be in the form of the tradable Entrex CO-SETT security, or Carbon Offset Asset security. This innovative, patent pending, tradable security offers buyers a projected annual carbon offset dividend, on a dollar-for-dollar basis, over a 10-year
period.   The CO-SETT is projected to provide $10 in carbon offset
 dividend income for each $1 initially purchased over the 10-year life of the security.

      The GAAP mechanics of the CO-SETT allow investors to hold the security as an asset on their balance sheet, they then receive Carbon Offset dividends as income to the Profit and Loss Statement which can then be expensed as part of their carbon neutrality goals and mission. This, in effect, neutralizes their Profit and Loss Statement for carbon expense (pursuant to their purchased securities and corresponding dividends) while neutralizing their footprint accordingly.

   	The strategic alliance shall be managed by a subsidiary of the Company: Entrex Carbon Market Arabia which anticipates the purchase or creation of a company in the United Arab Emirates.

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2023

UHF LOGISTICS GROUP, INC

By:	  /s/ Stephen H. Watkins
Name:  Stephen H. Watkins
 Title:  Chief Executive Officer